SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARQULE, INC.

(Exact Name of registrant as specified in its charter)

Delaware	58-1959440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19 Presidential Way,

Woburn, Massachusetts 01801

(Address, including zip code, of principal executive offices)

ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan

(Full title of the plan)

Stephen A. Hill

President and Chief Executive Officer

ArQule, Inc.

19 Presidential Way,

Woburn, Massachusetts 01801

(781) 994-0300

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:

Richard E. Baltz, Esq.

Arnold & Porter LLP

555 12th Street, N.W.

Washington, D.C.  20004

(202) 942-5124

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $.01 par value	250,000	$4.51	$1,127,500.00	$44.31

(1)               This registration statement covers 250,000 shares of common stock of the registrant, $0.01 par value (“Common Stock”), for issuance in connection with ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan.  Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock issuable pursuant to the anti-dilution provisions of the Amended and Restated 1996 Director Stock Option Plan.

(2)               Calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as reported on January 14, 2008 on the Nasdaq Global Market which date is within 5 business days prior to the date of the filing of this Registration Statement.

(3)               Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

The prospectus which will be part of this registration statement is a combined prospectus under SEC Rule 429 intended to be used for the offering of (a) the shares of the Company’s Common Stock registered hereunder, and (b) the shares of the Company’s Common Stock remaining to be issued which have been previously registered by Registration Statements on Form S-8 File Nos. 333-25369, 333-43046, 333-105297, 333-123911 and 333-128741.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed by ArQule, Inc., a Delaware corporation (the “Company”), and relates to the registration of 250,000 additional securities of the Company’s common stock, $.01 par value per share (the “Common Stock”) relating to ArQule, Inc.’s Amended and Restated 1996 Director Stock Option Plan (the “Plan”), which is already effective.  In accordance with General Instruction E to Form S-8, the contents of (i) the Company’s Registration Statement on Form S-8 (File No. 333-25369) filed with the Securities Exchange Commission (the “SEC”) on April 17, 1997, relating to the registration of 125,000 shares of the Company’s Common Stock authorized for issuance under the Plan, (ii) the Company’s Registration Statement on Form S-8 (File No. 333-43046) filed with the SEC on August 4, 2000, relating to the registration of 65,500 shares of Common Stock authorized for issuance under the Plan, (iii) the Company’s Registration Statement on Form S-8 (File No. 333-105297) filed with the SEC on May 15, 2003, relating to the registration of 100,000 shares of Common Stock authorized for issuance under the Plan, (iv) the Company’s Registration Statement on Form S-8 (File No. 333-123911) filed with the SEC on April 7, 2005,  relating to the registration of 60,000 shares of Common Stock authorized for issuance under the Plan, and (v) the Company’s Registration Statement on Form S-8 (File No. 333-128741) filed with the SEC on September 30, 2005, relating to the registration of 150,000 shares of Common Stock authorized for issuance under the Plan, and are incorporated by reference in their entirety in this Registration Statement.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

We incorporate by reference the following documents previously filed with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

1.         Our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 12, 2007.

2.         Our Quarterly Reports on Form 10-Q for the period ended March 31, 2007, filed with the SEC on May 10, 2007, Form 10-Q for the period ended June 30, 2007, filed with the SEC on August 7, 2007, and Form 10-Q for the period ended September 30, 2007, filed with the SEC on November 6, 2007.

3.         Our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 19, 2007; February 1, 2007; March 7, 2007; March 28, 2007; April 27, 2007; May 29, 2007; June 5, 2007; June 7, 2007; June 15, 2007; July 17, 2007, October 10, 2007; November 19, 2007; December 6, 2007; and January 8, 2008.

4.         The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 25, 1996, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before we file a post-effective amendment indicating that all securities offered by this registration statement have been sold or deregistering all securities remaining unsold.

Any statement contained or incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that it is modified or superseded by any other statement in this registration statement or in any subsequently filed document that is incorporated by reference.  Any statement modified in this manner shall not be deemed to be a part of this registration statement, and any statement superseded in this manner shall not be deemed to constitute a part of this registration statement.

Item 8.	Exhibits

Exhibit 4

ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan, as amended (incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A for the 2007 Annual Meeting of Stockholders, as filed with the SEC on April 16, 2007).

Exhibit 5	Opinion of Robert J. Connaughton, Jr., filed herewith.

Exhibit 23.1	Consent of Robert J. Connaughton, Jr., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of ArQule, Inc. (included on the signature page to this Registration Statement).

Item 9.                    Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information required to be included in a post-effective amendment by those paragraphs and which is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on January 17, 2008.

ARQULE, INC.

By:	/s/ Stephen A. Hill
Stephen A. Hill
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Stephen A. Hill and Peter  S. Lawrence, his or her true and lawful attorney-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue thereof.

SIGNATURE:	TITLE:	DATE:

/s/ Stephen A. Hill	President and Chief	January 17, 2008
Stephen A. Hill	Executive Officer and Director
(Principal Executive Officer)

/s/ Peter S. Lawrence	Executive Vice President and	January 17, 2008
Peter S. Lawrence	Chief Operating Officer
(Principal Financial Officer)

/s/ Robert J. Weiskopf	Vice President, Finance,	January 17, 2008
Robert J. Weiskopf	Controller & Treasurer
(Principal Accounting Officer)

/s/ Timothy C. Barabe	Director	January 17, 2008
Timothy C. Barabe

/s/ Ronald M. Lindsay	Director	January 17, 2008
Ronald M. Lindsay

SIGNATURE:	TITLE:	DATE:

/s/ Michael D. Loberg	Director	January 17, 2008
Michael D. Loberg

/s/ William G. Messenger	Director	January 17, 2008
William G. Messenger

/s/ Nancy A. Simonian	Director	January 17, 2008
Nancy A. Simonian

/s/ Patrick A. Zenner	Director	January 17, 2008
Patrick J. Zenner

INDEX TO EXHIBITS

Exhibit 4

ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan (incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A for the 2007 Annual Meeting of Stockholders, as filed with the SEC on April 16, 2007).

Exhibit 5	Opinion of Robert J. Connaughton, Jr., filed herewith.

Exhibit 23.1	Consent of Robert J. Connaughton, Jr., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of ArQule, Inc. (included on the signature page to this Registration Statement).